UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The proposals voted upon at the 2014 Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s 2014 Proxy Statement.

1.	Each of the ten nominees for director was elected to serve a one-year term expiring at the 2015 Annual Meeting of Stockholders. The voting results were as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes
Lee K. Boothby	100,777,684	4,556,159	42,466	11,591,935
Pamela J. Gardner	101,597,727	3,755,621	22,961	11,591,935
John Randolph Kemp III	101,339,662	3,963,196	73,451	11,591,935
Steven W. Nance	104,871,119	483,659	21,531	11,591,935
Howard H. Newman	100,559,337	3,954,178	862,794	11,591,935
Thomas G. Ricks	100,507,057	4,006,238	863,014	11,591,935
Juanita F. Romans	101,514,087	3,818,978	43,244	11,591,935
John (Jack) W. Schanck	104,873,070	482,095	21,144	11,591,935
C. E. (Chuck) Shultz	101,183,815	3,311,640	880,854	11,591,935
Richard K. Stoneburner	104,891,121	466,251	18,937	11,591,935
J. Terry Strange	91,431,301	13,922,338	22,670	11,591,935

2.	The appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2014 was ratified. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
114,379,782	2,555,071	33,391

3.	The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
96,668,124	8,024,786	683,399	11,591,935

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: May 13, 2014	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary